Exhibit 10.1

EXECUTION COPY
CONTRIBUTION AGREEMENT
This CONTRIBUTION AGREEMENT (this “Agreement”), dated as of June 27, 2023 and effective as of June 30, 2023, is entered into between Brookfield Corporate Treasury Ltd. (“Treasury”) and Oaktree Capital Group, LLC (“OCG”).
W I T N E S S E T H
WHEREAS, OCG previously formed OCG NTR Holdings, LLC (“NTR”); and
WHEREAS, Treasury desires to contribute an amount (the “Contributed Amount”) to OCG, which such Contributed Amount shall be contributed to NTR in connection with OCG’s indirect acquisition (the “Acquisition”) of 100% of the interests in BUSI II GP-C LLC, BUSI II-C L.P., BUSI II GP-P LLC and Brookfield REIT OP Special Limited Partner L.P. (together, the “REIT Entities”), which such REIT Entities are the owners of the Class I and Class E Common Shares of Brookfield Real Estate Income Trust Inc. (“Real Estate”); and
WHEREAS, the Contributed Amount shall equal the value of the REIT Entities, including their indirect ownership in Real Estate, as of June 30, 2023, and such Contributed Amount will be contributed in part on or around June 27, 2023 (the “Initial Contribution”) with a true-up payment on or around July 31, 2023 (the “True-Up Payment”).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Contribution. Treasury hereby contributes to OCG the Initial Contribution and agrees to make the True-Up Payment, such True-Up Payment amount to be agreed to by each of Treasury and OCG. OCG hereby accepts the Initial Contribution, agrees to receive the True-Up Payment and agrees that the Contributed Amount shall be contributed to NTR in connection with the Acquisition.
2.Counterparts. This Agreement may be executed and delivered in one or more counterparts, all of which shall constitute one and the same instrument.
3.Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.
4.Governing Law. This Agreement, all questions concerning the construction, interpretation and validity of this Agreement, the rights and obligations of the parties hereto, all claims or causes of action that may be based upon, arise out of or related to this Agreement and the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon or arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter this Agreement) shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Delaware.
5.Amendments, Modifications, Waivers. This Agreement may be waived, changed, modified or discharged only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

6.Headings. The section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
7.Further Assurances. Each of the parties hereto shall execute and cause to be delivered to the other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BROOKFIELD CORPORATE TREASURY LTD.

By:_/s/ Bowen Li__________________ Name: Bowen Li Title: Director

OAKTREE CAPITAL GROUP, LLC

By:_/s/ Richard Ting________________ Name: Richard Ting Title: Managing Director, Associate General Counsel and Assistant Secretary

By:_/s/ Jeffrey Joseph________________ Name: Jeffrey Joseph Title: Managing Director

[SIGNATURE PAGE TO CONTRIBUTION AGREEMENT (BROOKFIELD CORPORATE TREASURY LTD. TO OAKTREE CAPITAL GROUP, LLC)]